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                                                                      EXHIBIT 11


                      PACIFIC INTERNATIONAL SERVICES CORP.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                              Three Months Ended March 31,
                                              ----------------------------
                                                 1995             1994
                                              ----------       -----------
Weighted average common shares
    outstanding                                8,079,800         9,009,300
                                              ==========        ==========
        Net income (loss)                     $ (378,141)       $  511,619
                                              ==========        ==========
Earnings per common share:

        Net income (loss)                     $    (0.05)       $     0.06
                                              ==========        ==========




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